UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RealD Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

January 22, 2016

Dear Fellow Stockholder:

We previously sent you proxy materials for RealD Inc.’s Special Meeting of Stockholders, which will be held on February 24, 2016.  Unfortunately, those materials contained an incorrect phone number for our proxy solicitor — the corrected number is below.   Our Board of Directors unanimously recommends that you vote FOR all items on the agenda.

Your vote is important.  The merger proposal requires the affirmative vote of a majority of the outstanding shares in order for it to pass.  If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided, to ensure that your shares are represented at this important meeting.

Sincerely,

Michael V. Lewis

Chief Executive Officer and Chairman of the Board

REMEMBER:

You can vote your shares by telephone or via the Internet.

Please follow the simple instructions on the enclosed proxy card.

If you have any questions or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5834.

Additional Information and Where to Find It

The Company has filed with the SEC a definitive proxy statement on Schedule 14A and an amended Schedule 13E-3 containing the definitive proxy statement of the Company and other documents related to the proposed transaction. The definitive proxy statement and a form of proxy have been mailed to the stockholders. STOCKHOLDERS ARE URGED TO READ THE SCHEDULE 13E-3 AND THE DEFINITIVE PROXY STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, INCLUDING DETAILED RISK FACTORS. These documents contain important information about the proposed transaction that should be read carefully before any decision is made with respect to the proposed transaction. These materials are available to the shareholders of the Company at no expense to them. Investors and security holders can obtain the documents free of charge at the SEC’s web site, www.sec.gov. In addition, such materials (and all other documents filed with the SEC) are available free of charge at reald.com. You may also read and copy any reports, statements and other information filed by the Company with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room. Copies of the definitive proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to RealD Inc., 100 North Crescent Drive, Suite 200, Beverly Hills, CA 90210, Attention: Corporate Secretary.

Certain Information Concerning Participants

The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed merger. Information regarding the executive officers and directors of the Company is included in the Company’s Form 10-K for the fiscal year ended March 31, 2015 filed with the SEC on June 12, 2015 and Amendment thereto on Form 10-K/A filed with the SEC on July 29, 2015.  More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and amended Schedule 13E-3, filed January 15, 2016 with the SEC in connection with the proposed merger. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.reald.com.